LEBOEUF, LAMB GREENE & MACRAE LLP

                              125 WEST 55TH STREET
                             NEW YORK, NY 10019-5389
                                 (212) 424-8000
                            FACSIMILE: (212) 424-8500






                                                   November 16, 2006


Tower Group, Inc.
120 Broadway, 31st Floor
New York, New York  10271

               Re:  Tower Group, Inc.
                    -----------------

Ladies and Gentlemen:

     We have acted as special counsel to Tower Group, Inc., a company organized under the laws of Delaware (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering and sale, from time to time, as set forth in the Registration Statement and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), (i) by the Company of up to $55,000,000 aggregate initial offering price of securities (the "Securities") consisting of (a) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), (b) shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") or (c) warrants to purchase any of the foregoing shares of Common Stock or Preferred Stock (the "Warrants"); and (ii) by the selling stockholder (the "Selling Stockholder") identified in the Registration Statement of up to 161,000 shares of Common Stock (the "Selling Stockholder Shares"). This letter is being delivered to you pursuant to the requirements of item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

     In connection with the opinions expressed below, we have examined the Registration Statement. In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records, and we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions expressed below.

     In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all


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Tower Group, Inc.
November 16, 2006
Page 2 of 4



documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have, when the relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements, representations, certificates and covenants of officers and representatives of the Company and of public officials. We have assumed that such statements, representations, certificates and covenants are and will continue to be true and complete without regard to any qualification as to knowledge or belief.

     Based upon and subject to the foregoing, and subject to the further qualifications, assumptions and limitations stated below, we are of the opinion that:

     1. With respect to Securities constituting Common Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Preferred Stock or exercise of Warrants, the certificate of designations or Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon exchange or conversion of any Securities constituting Preferred Stock that is exchangeable for or convertible into Common Stock or upon exercise of a Warrant that is exercisable for Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

     2. With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters, (ii) the Board of Directors of the Company or duly authorized committee thereof (the "Board") has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered [or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement] or, if


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Tower Group, Inc.
November 16, 2006
Page 3 of 4



          such Preferred Stock is issuable upon exercise of a Warrant, the applicable Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon exercise of any Warrant that is exercisable for Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

     3. Assuming that a Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly authorized, when (i) the Deposit Agreement has been duly executed and delivered; (ii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iii) the Board has taken all necessary corporate action to designate and establish the terms of the Preferred Stock represented by the Depositary Shares and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware; (iv) such shares of Preferred Stock have been duly issued, sold and paid for in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto; and (v) the depositary receipts evidencing the Depositary Shares (the "Depositary Receipts") are duly issued against the deposit of the Preferred Stock represented by the Depositary Shares in accordance with the Deposit Agreement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and in the Deposit Agreement.

     4. Assuming that a Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, when (i) the Warrant Agreement has been duly executed and delivered; (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.


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Tower Group, Inc.
November 16, 2006
Page 4 of 4



     The opinion expressed herein is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                     Very truly yours,

                                     /s/ LeBoeuf, Lamb, Greene & MacRae LLP